EXHIBIT 12.1

                         RECKSON ASSOCIATES REALTY CORP.
                       RATIOS OF EARNINGS TO FIXED CHARGES

                                       AND

                 RATIOS OF EARNINGS TO FIXED CHARGES, PREFERRED
                     DIVIDENDS AND PREFERRED DISTRIBUTIONS

The following table sets forth the Company's consolidated ratios of earnings to fixed charges for the years ended December 31:

         2000                   1999                 1998                    1997                     1996
-----------------------    ---------------     -----------------     ---------------------    ---------------------
        2.09x                  2.06x                1.98x                   2.68x                    2.72x




         The following table sets forth the Company's consolidated ratios of earnings to fixed charges, preferred dividends and preferred distributions for the years ended December 31:

                         2000                          1999                          1998
              ----------------------------    ------------------------    ---------------------------
                         1.61x                         1.52x                        1.59x


The Company had no preferred capital outstanding prior to April 1998.